EXHIBIT 10.1

                        EDUCATIONAL COOPERATION AGREEMENT


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                        EDUCATIONAL COOPERATION AGREEMENT

This Agreement is made as of the 2002, by and between Beijing Meijia Jianye Education Development Co., Ltd., with principal offices at No. 2 Da Liu Shu Road, Xizhimenwai, Beijing, China 100081 (MJ Education), and Dynamic I-T, Inc., with principal offices at 2504 Eleventh St., Santa Monica, CA 90405 (Dynamic).

1.       DURATION OF AGREEMENT
This  Agreement  shall remain in effect from the date hereof for a period of two
(2) years after which it will automatically be renewed annually unless terminated by either party as hereinafter provided. If the Agreement is terminated by either party while revenues are still being generated as a result of this Agreement, Dynamic shall continue to be compensated as set forth in No. 3 below.

2.       GRANTING OF CONSULTANCY STATUS
MJ Education is a non-government, private Chinese company established to provide Chinese students with Ministry of Education-approved international education programs through a network of affiliated universities in China. MJ Education seeks assistance in creating relationships with U.S. and European institutions of higher education that lead to certificate curriculum and degree programs being made available to Chinese students through the auspices of MJ Education. Dynamic is a worldwide provider of executive education seminars via distance learning formats and has an on-going relationship with the University of Arkansas Sam M. Walton College of Business through the reformatting and production of Walton College of Business courses and programs for outside audiences. Therefore, MJ Education hereby appoints Dynamic as its Consultant in pursuit of the formation of a relationship with the University of Arkansas.

3.       COMPENSATION

A) Under this Agreement, Dynamic will be entitled to share a percentage of total student tuition and fee revenues generated by the University of Arkansas programs in China through MJ Education's sponsorship. It has been preliminarily agreed by the parties that MJ Education will receive 50% of revenues, the University of Arkansas will receive 37.5% of revenues, and Dynamic will receive 12.5%. If in final negotiations between MJ Education and the University of Arkansas these percentages change, then Dynamic will be entitled to a percent of revenues equal to 20% of MJ Education's share, preserving the same comparative relationship as set forth above.

B) Dynamic shall receive its compensation for as long as University of Arkansas educational programs are sold to Chinese students through the channel of MJ Education, its subsidiaries, partners, or assigns.

C) MJ Education agrees to pay Dynamic its share of revenues on a monthly basis through deposit to Dynamic's account in a Hong Kong bank designated by Dynamic.

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4.       EXCLUSIVITY AND EXPANSION OF AGREEMENT
A) With respect to the University of Arkansas, this Agreement is exclusive and MJ Education will work with and through Dynamic on all matters pertaining to the business.

B) If the parties wish to expand this Agreement, or create new Agreements covering other educational institutions in the U.S. or Europe, which might be the source of additional course material, they will agree in advance on the terms of the business relationship.

5.       DUTIES OF CONSULTANCY.
As Consultant to MJ Education, Dynamic will use its best offices to help create, develop, and maintain a good working relationship between the University of
Arkansas and MJ Education resulting in quality educational courses, both certificate and degree being provided to Chinese students through MJ Education's network of universities. Dynamic will facilitate communications between MJ Education and the University of Arkansas and provide MJ Education advise and information pertinent to the objectives. Dynamic will also offer MJ Education information from time to time on other opportunities with additional institutions of higher learning in the U.S. and Europe.

6.       TERMINATION OF AGREEMENT
A) This Agreement can be terminated at any time by either party for cause, including failure to perform, bankruptcy or liquidation whether voluntary or compulsorily, violation of applicable laws, or in the event of a material breach of any of the terms or conditions of the Agreement which is not remediable, or if remediable is not remedied within thirty (30) days of notice requiring the same.

B) Absent an issue of cause, either party can terminate the Agreement by giving sixty (60) day written notice prior to the end of any current period.

7.       INDEPENDENT CONTRACTOR

A) It is understood that Dynamic shall be an independent contractor with full rights to direct and control its work force. Dynamic will at all times represent itself as being a consultant and contractor independent of the MJ Education. Dynamic will not represent itself as an employee or representative of the MJ Education.

B) Both Dynamic and MJ Education agree that all expenses or costs they incur incident to or in connection with the execution of this Agreement, or otherwise, shall be borne by themselves individually unless prior written agreement has been given by either party to the other.

C) Both parties agree to obtain each from the other prior written approval for any use of the other's name or logo for any promotion or advertisement.

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8.     ENTIRE AGREEMENT
A) The terms and provisions of the Agreement constitute the entire Agreement between the parties and shall bind their heirs, successors and assigns, and shall only be amended by written instrument signed by the parties.

B) Dynamic agrees not to assign this Agreement without written consent form the MJ Education, and further agrees that no assignments shall be valid without previous written consent of MJ Education.

9.       NOTICES

Any written notice required or permitted to be given by this Agreement shall be deemed to have been given sufficiently to the respective party for all the purposes hereof if mailed by registered or certified mail to the following addresses:

10.      ENGLISH AND CHINESE VERSIONS OF AGREEMENT
This Agreement is prepared and signed in both an English version and a Chinese version. If there are any differences between the English and Chinese versions, the English version will be used for legal purposes.

Beijing Meijia Jianye Education Development Co., Ltd.    Dynamic I-T, Inc.
No. 2 Da Liu Shu Road, Xizhimenwai                       2504 Eleventh St.
Beijing, China 100081                                    Santa Monica, CA 90405

SIGNATURES:

BEIJING MEIJIA JIANYE EDUCATION                          DYNAMIC I-T, INC.
DEVELOPMENT CO., LTD.

/s/Zhou Haisheng                                         /s/Spencer Young
Zhou Haisheng                                            Spencer Young
Its: President                                           Its: CEO



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